                                                                     EXHIBIT 4.8


                         NOTE RESTRUCTURING AGREEMENT


         THIS NOTE RESTRUCTURING AGREEMENT (this "AGREEMENT") is made and entered into this 14th day of August, 1998, by and among Future Petroleum Corporation, a Utah corporation ("FUTURE"), Energy Capital Investment Company PLC, an English investment company ("ECIC"), and EnCap Equity 1994 Limited Partnership, a Texas limited partnership ("ENCAP LP").

                                   RECITALS:

         A. Reference is herein made to (i) that certain Purchase and Sale Agreement dated November 27, 1997, by and among Future, ECIC, EnCap LP and Gecko Booty 1994 I Limited Partnership, a Texas limited partnership ("GECKO BOOTY"), as amended by that certain May 1998 Amendment to Purchase and Sale Agreement dated as of May 1, 1998, by and among Future, ECIC and EnCap LP (the "NOVEMBER 1997 PURCHASE AGREEMENT"), and (ii) that certain Purchase and Sale Agreement dated May 1, 1998, by and among Future, ECIC, EnCap and NCI Enterprises, Inc., a Texas corporation (the "MAY 1998 PURCHASE AGREEMENT").

         B. Under the November 1997 Purchase Agreement, (i) each of ECIC and EnCap LP transferred and assigned to a subsidiary of Future certain limited partnership interests described more particularly therein in exchange for (x) shares Common Stock (as defined herein) and a promissory note executed by Future in the principal amount of $3,123,041, in the instance of ECIC (the "ECIC NOTE"), and (y) shares of Common Stock and a promissory note executed by Future in the principal amount of $3,301,959 (the "ENCAP LP NOTE"), in the instance of EnCap LP, and (ii) Gecko Booty transferred and assigned to a subsidiary of Future certain oil and gas properties described more particularly therein for a promissory note executed by Future in the principal amount of $175,000 (the "GECKO BOOTY NOTE").

         C. Under the May 1997 Purchase Agreement, each of ECIC and EnCap LP transferred and assigned to a subsidiary of Future certain limited partnership interests specified more particularly therein in exchange for (i) shares of Common Stock and a promissory note executed by Future in the principal amount of $247,653.12, in the instance of ECIC, and (ii) shares of Common Stock and a promissory note executed by Future in the principal amount of $412,346.88. At the time of the closing of the transactions under the May 1997 Purchase Agreement, Future executed and delivered (a) to ECIC, a Renewal Promissory Note (the "ECIC MAY 1998 RENEWAL NOTE") in the principal amount of $3,370,694.12 (which note, by its terms, constituted a renewal, extension and increase of the ECIC Note) and (b) to EnCap LP, a Renewal Promissory Note (the "ENCAP LP MAY 1998 RENEWAL NOTE")in the principal amount of $3,714,305.88 (which note, by its terms, constituted a renewal, extension and increase of the EnCap LP Note).

         D. Future proposes to execute and deliver that certain Agreement and Plan of Merger of even date herewith by and among Future, Bargo Energy Resources, Ltd., a Texas limited partnership, SCL-CAL Company, a Texas corporation, and a wholly-owned subsidiary of Future (the "MERGER AGREEMENT"). Future also propose to execute and deliver that certain Credit Agreement of even date herewith (the "SENIOR CREDIT FACILITY") by and between Future and Bank of America National Trust and Savings Association, a national banking association ("SENIOR LENDER").

         E. In connection with the transactions contemplated under the immediately preceding paragraph, it is contemplated that (i) ECIC and EnCap LP will subordinate the indebtedness owed to them by Future to the Senior Credit Facility, (ii) Future, ECIC and EnCap LP will revise and restructure the indebtedness owed by Future to ECIC, EnCap LP and Gecko Booty and (iii) that Future will issue additional shares of Common Stock to ECIC and EnCap LP, all of which actions are intended to qualify as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code.

         F. The parties hereto deem it in their mutual best interests to enter into this Agreement to reflect their agreements with respect to the matters described above.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                    DEFINITIONS, REFERENCES AND CONSTRUCTION

         SECTION 1.1. CERTAIN DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
Section 1.1 or in the section, subsections or other subdivisions referred to below:

         "ADDITIONAL SECURITY DOCUMENTS" shall mean the agreements, documents and other instruments listed in Exhibit 1.1--Additional Security Documents.

         "AFFILIATE" shall mean, when used with respect to another person, any person directly or indirectly controlling, controlled by or under common control with such other person.

         "AGREEMENT" shall mean this Note Restructuring Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

         "AMENDED RENEWAL NOTES" shall mean the ECIC Amended Renewal Note and the EnCap LP Amended Renewal Note.

         "BMC LP" shall mean BMC Development No. 1 Limited Partnership, a Texas limited partnership.

         "CHANGE OF CONTROL" shall mean the occurrence of either of the following events: (a) any person or two or more persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by Future's management or their designees to be voted in favor of persons nominated by Future's Board of Directors) of 33% or more of the outstanding voting securities of Future, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Future), exclusive of the issuance of shares of Common Stock contemplated under this Agreement and the Merger Agreement, or (b) one-third or more of the directors of Future shall consist of persons not nominated by Future's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements, exclusive of the Shareholders' Agreement).

         "CLOSING DATE" shall mean the date on which all of the transactions under the Merger Agreement and the Senior Credit Facility are to be consummated.

         "CLOSING SHARES" shall mean the shares of Common Stock issued to ECIC and EnCap LP under Section 2.2(b) and Section 2.2(c), respectively.

         "COLLATERAL" shall mean all property of any kind which is subject to a Lien in favor of ECIC or EnCap LP or which, under the terms of any Amended Security Document, is purported to be subject to such a Lien.

         "COMMISSION" shall mean the Securities and Exchange Commission (or any successor body thereto).

         "COMMON STOCK" shall mean shares of common stock of Future, $0.01 par value per share, and any shares issued or issuable with respect thereto by way of a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         "CONSOLIDATED" refers to the consolidation of any person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such person and its properly consolidated subsidiaries.

         "DEFAULT" shall mean an Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "ECIC" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "ECIC AMENDED RENEWAL NOTE" shall mean the ECIC May 1998 Renewal Note, as amended by the ECIC Amendment to Note.

         "ECIC AMENDMENT TO NOTE" shall have the meaning assigned to such term in Section 2.1(f).

         "ECIC MAY 1998 RENEWAL NOTE" shall have the meaning assigned to such term in Paragraph C of the Recitals hereto.

         "ENCAP LP" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "ENCAP LP AMENDED RENEWAL NOTE" shall mean the EnCap LP May 1998 Renewal Note, as amended by the EnCap LP Amendment to Note.

         "ENCAP LP AMENDMENT TO NOTE" shall have the meaning assigned to such term in Section 2.1(g).

         "ENCAP LP MAY 1998 RENEWAL NOTE" shall have the meaning assigned to such term in Paragraph C of the Recitals hereto.

         "ENGINEERING REPORT" shall mean the engineering report referenced in
Section 6.2(d).

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 8.1.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated under such Act.

         "FISCAL QUARTER" shall mean a three-month period ending on March 31, June 30, September 30 and December 31 of any year.

         "FISCAL YEAR" shall mean the twelve-month period ending on December 31 of any year.

         "FUTURE" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "FUTURE CAL-TEX CORPORATION" shall mean Future CAL-TEX Corporation, a Texas corporation.

         "FUTURE LP" shall mean Future Acquisition 1995, Ltd., a Texas limited partnership.

         "FUTURE NEVADA" shall mean Future Energy Corporation, a Nevada corporation.

         "FUTURE TEXAS" shall mean Future Petroleum Corporation, a Texas corporation.

         "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

         "GECKO BOOTY"shall have the meaning assigned to such term in Paragraph A of the Recitals hereto.

         "GECKO BOOTY NOTE" shall have the meaning assigned to such term in Paragraph B of the Recitals hereto.

         "INDEBTEDNESS" of any person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which would under GAAP be shown on such person's balance sheet as a liability, and is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements; (f) Liabilities constituting principal under leases capitalized in accordance with GAAP; (g) Liabilities arising under conditional sales or other title retention agreements; (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such person or for the creation of which such person directly or indirectly received payment), or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any person shall not include Liabilities that were incurred by such person on ordinary trade terms to vendors, suppliers, or other persons providing goods and services for use by such person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "LIABILITIES" shall mean, as to any person, all indebtedness, liabilities and obligations of such person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LIEN" shall mean, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to such creditor or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale Agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or Agreement or otherwise, but excluding any right of offset which arises without Agreement in the ordinary course of business. "Lien" shall also mean any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "MATERIAL ADVERSE CHANGE" means a material and adverse change to (a) Future's and its Subsidiaries' Consolidated financial condition, (b) the operations or properties of Future and its Subsidiaries, considered as a whole,
(c) Future's ability to timely pay the Obligations, or (d) the enforceability of the material terms of this Agreement or any other Note Document.

         "MAY 1998 PURCHASE AGREEMENT" shall have the meaning assigned to such term in Paragraph A of the Recitals hereto.

         "MERGER AGREEMENT" shall have the meaning assigned to such term in Paragraph D of the Recitals hereto.

         "NCI-SHAWNEE LP" shall mean NCI-Shawnee Limited Partnership, a Texas limited partnership.

         "NOTE DOCUMENT" shall mean this Agreement, the Amended Renewal Notes, the Security Documents, the security and other similar documents previously delivered by Future or its Subsidiaries under the Purchase Agreements and all other agreements, certificates, documents, commitments and writings at any time delivered in connection herewith or therewith.

         "NOVEMBER 1997 PURCHASE AGREEMENT" shall have the meaning assigned to such term in Paragraph A of the Recitals hereto.

         "OBLIGATIONS" shall mean all Liabilities owing ECIC and EnCap LP under or pursuant to the this Agreement, the Amended Renewal Notes or any of the other Note Documents.

         "PDP RESERVES" shall mean Proved Reserves which are categorized as both "Developed" and "Producing" in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

         "PDP RESERVES TO DEBT RATIO" shall mean the ratio obtained by dividing
(a) the pre-income tax value of projected net revenues attributable to the PDP Reserves of Future set forth in the most recent Engineering Report utilizing a 10% discount rate, by (b) Future's total outstanding Indebtedness.

         "PERMITTED INVESTMENT" shall mean any investment, loan, advance, guaranty or capital contribution by Future or any Subsidiary in any of the following: (a) properties or assets to be used in the ordinary course of business of Future and its Subsidiaries; (b) current assets arising from the sale of goods and services in the ordinary course of business of Future and its Subsidiaries; (c) investments in one or more of Future's Subsidiaries or in any person that concurrently with such investment becomes a Subsidiary; (d) any marketable obligation maturing not later than one year after the date of acquisition therefor, issued or guaranteed by the United States of America or by any agency of the United States of America which has the full faith and credit of the United States of America; (e) commercial paper which is given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and (f) any demand deposit or time deposit (including certificates of deposit and money market or sweep accounts) with a commercial bank or trust company organized and doing business under the laws of the United States of America or any state thereof which has capital, surplus and undivided profits of at least $250,000,000, provided that such deposit must be either payable on demand or mature not more than twelve months from the date of investment therein.

         "PURCHASE AGREEMENTS" shall mean the November 1997 Purchase Agreement and the May 1998 Purchase Agreement.

         "RESTRICTED PAYMENT" shall mean any Distribution (as defined below) in respect of Future or any Subsidiary thereof (other than on account of capital stock or other equity interests of a Subsidiary owned legally or beneficially by Future or another Subsidiary), including any Distribution resulting in the acquisition by Future of securities that would constitute treasury stock. As used in this definition, "DISTRIBUTION" shall mean, in respect of any corporation, partnership or other business entity (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, partnership or other business entity (except distributions in such stock or other equity interest) and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "SECURITY DOCUMENTS" shall have the meaning assigned to such term in the November 1997 Purchase Agreement plus the Additional Security Documents.

         "SENIOR CREDIT FACILITY" shall have the meaning assigned to such term in Paragraph D of the Recitals hereto.

         "SENIOR LENDER" shall have the meaning assigned to such term in Paragraph D of the Recitals hereto.

         "SHAREHOLDERS' AGREEMENT" shall have the meaning assigned to such term in the Merger Agreement.

         "SUBORDINATION AGREEMENT" shall have the meaning assigned to such term in Section 2.1(b).

         "SUBSIDIARY" shall mean, with respect to any person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such person

         SECTION 1.2.  REFERENCES AND CONSTRUCTION.

         (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

         (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.


         (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular Agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such Agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

         (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

         (g) The word "or" is not exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

         (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

         (i) All references herein to "$" or "dollars" shall refer to U.S. Dollars.

         (j) Exhibits 1.1 -- Additional Security Documents, 2.1(b), 2.1(f), 2.1(g) and 2.2(d)(iii) are attached hereto. Each such Exhibit is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

                                   ARTICLE II

            CERTAIN AGREEMENTS IN RESPECT OF THE FUTURE INDEBTEDNESS

         SECTION 2.1. CERTAIN AGREEMENTS. On the Closing Date and subject to Section 2.2 and the other terms and provisions hereof:

         (a) ECIC and EnCap LP agree to consent to the execution and delivery by Future of the Merger Agreement and the Senior Credit Facility.

         (b) ECIC and EnCap LP agree to execute and deliver that certain Master Subordination Agreement by and among ECIC, EnCap LP and Senior Lender dated as of even date herewith, substantially in the form of such document attached hereto as Exhibit 2.1(b) in all material respects (the "SUBORDINATION AGREEMENT").

         (c)     Future agrees to pay in full the Gecko Booty Note.

         (d) Future agrees to make a payment of principal on the ECIC May 1998 Renewal Note in the amount of $754,065.03.

         (e) Future agrees to make a payment of principal on the EnCap LP May 1998 Renewal Note in the amount of $830,934.97.

         (f) Future agrees to execute and deliver to ECIC that certain Amendment to ECIC Renewal Note substantially in the form of such document attached hereto as Exhibit 2.1(f) in all material respects (the "ECIC AMENDMENT TO NOTE").

         (g) Future agrees to execute and deliver to EnCap LP that certain Amendment to Renewal Note substantially in the form of such document attached hereto as Exhibit 2.1(g) in all material respects (the "ENCAP AMENDMENT TO NOTE").

         (h) Future agrees to execute and deliver (or cause to be executed and delivered) to ECIC and EnCap LP the Additional Security Documents.

         (i)     Future agrees to issue the Closing Shares as provided in
Section 2.2.

         SECTION 2.2.     CERTAIN CONDITIONS PRECEDENT.

         (a) The obligations of the parties under Section 2.1 and elsewhere herein shall be subject to the following conditions precedent:

                 (i) The Merger Agreement shall have been executed and delivered by the parties thereto and the transactions to be consummated thereunder at closing shall have been consummated.

                 (ii) The Senior Credit Facility shall have been executed and delivered by the Senior Lender and the transactions to be consummated thereunder at closing shall have been consummated.

                 (iii) The Subordination Agreement shall have been executed and delivered by the Senior Lender.

         (b) The obligations of ECIC under Section 2.1 and elsewhere herein shall be further subject to the receipt by it on the Closing Date of a stock certificate or certificates evidencing 1,373,077 shares of Common Stock.

         (c) The obligations of EnCap LP under Section 2.1 and elsewhere herein shall be further subject to the receipt by it on the Closing Date of a stock certificate or certificates evidencing 1,471,783 shares of Common Stock.

         (d) The obligations of ECIC and EnCap LP under Section 2.1 and elsewhere herein shall be further subject to the receipt by it on the Closing Date of the following:

                 (i) Certificates of existence and good standing with respect to Future, Future-CAL, Future Texas, Future Nevada, Future LP, BMC LP and NCI-Shawnee LP.

                 (ii) Copies certified by the Board of Directors or General Partners, as applicable, of resolutions adopted by Future, Future Texas, Future Nevada, Future LP, BMC LP, NCI-Shawnee LP and Future CAL-TEX, as necessary, with respect to the execution, delivery and performance of this Agreement, the ECIC Amendment to Note, the EnCap LP Amendment to Note and the Additional Security Documents.

                 (iii) Opinion of Kruse, Landa & Maycock LLP reasonably acceptable to ECIC and EnCap LP dated the Closing Date and covering the matters described in Exhibit 2.2(d)(iii).

         SECTION 2.3. AGREEMENT REGARDING TREATMENT OF TRANSACTION. The parties hereto agree that the transactions contemplated by this Agreement shall be treated for U.S. federal income tax purposes as a "recapitalization" of Future under Section 368(a)(1)(E) of the Internal Revenue Code, and as an exchange of the ECIC May 1998 Renewal Note for the ECIC Amended Renewal Note and of the EnCap LP May 1998 Renewal Note for the EnCap Amended Renewal Note plus the Closing Shares, and that all indebtedness involved in such exchange shall be treated as "securities" under Section 354 of the Internal Revenue Code to the extent permitted by applicable law.


                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF ECIC AND ENCAP LP

         Each of ECIC and EnCap LP hereby severally and as to itself represents and warrants to Future as follows:

         SECTION 3.1. ORGANIZATION AND EXISTENCE. It is duly formed and validly existing under the laws of the jurisdiction of its formation.

         SECTION 3.2. POWER AND AUTHORITY. It has all requisite power and authority to execute, deliver, and perform this Agreement and each other Agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by it of this Agreement and each other Agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on its part.

         SECTION 3.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by it and constitutes, and each other Agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by it and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of it, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 3.4. NON-CONTRAVENTION. Neither the execution, delivery, and performance by it of this Agreement and each other Agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party nor the consummation by it of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of its partnership Agreement or other governing instruments, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, Agreement, or other instrument or obligation to which it is a party or by which it or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon its properties, or (d) violate any applicable law, rule or regulation binding upon it.

         SECTION 3.5. APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by it in connection with the execution, delivery, or performance by it of this Agreement and each other Agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

         SECTION 3.6. PENDING LITIGATION. There are no pending suits, actions, or other proceedings in which it is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 3.7. INVESTMENT EXPERIENCE. It is able to bear the economic risks of its investment in the Closing Shares, and consequently without limiting the generality of the foregoing, it is able to hold the Closing Shares acquired pursuant to the terms hereof for an indefinite period of time and has a sufficient net worth to sustain a loss of all or a portion of its investment in the Closing Shares in the event such loss should occur. It has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Closing Shares.

         SECTION 3.8. INVESTMENT INTENT. It is acquiring the Closing Shares for its own account for investment and not with view to the distribution, resale, subdivision, or fractionalization thereof, and it has no present plans to enter into any contract, undertaking, Agreement, or arrangement for any such distribution, resale, subdivision, or fractionalization.

         SECTION 3.9. RESTRICTED SECURITIES. It is aware that it must bear the economic risk of its investment in the Closing Shares for an indefinite period of time because the Closing Shares have not been registered under the Securities Act or under the securities laws of any state of the United States, and therefore cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. It also recognizes that no U.S. federal or state agency has passed upon the Closing Shares to be issued hereunder to date or made any finding or determination as to the fairness of an investment in such shares. It agrees that the Closing Shares acquired by it hereunder shall not be sold, assigned, pledged, hypothecated or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

         SECTION 3.10. LEGEND. It acknowledges that a legend in substantially the following form will be placed on any certificate(s) evidencing the Closing Shares issued hereunder:

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                 NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE WITH THE SECURITIES ACT."

It further understands that Future may refuse to register transfer of the Closing Shares issued hereunder in the absence of compliance with Rule 144 unless it furnishes Future with a "no-action" or interpretive letter from the Commission or an opinion of counsel reasonably acceptable to Future stating that the transfer may be effected without registration under the Securities Act.

         SECTION 3.11. ACCURACY OF INFORMATION. All information which such it has provided to Future or its agents or representatives concerning its suitability to hold the Closing Shares following the transactions contemplated hereby is complete, accurate and correct.

         SECTION 3.12. NO SOLICITATION. It was not any time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale or purchase of the Closing Shares under this Agreement.

         SECTION 3.13. ACCREDITED INVESTOR. It is an "accredited investor," as such term is defined in Regulation D promulgated pursuant to the Securities Act.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF FUTURE

         Future represents and warrants to ECIC and EnCap LP as follows:

         SECTION 4.1. ORGANIZATION AND EXISTENCE. Future is a corporation duly organized, legally existing and in good standing under the laws of the State of Utah.

         SECTION 4.2. POWER AND AUTHORITY. Future has full corporate power and corporate authority to execute, deliver, and perform this Agreement and each other Agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Future of this Agreement and each other Agreement, instrument, or document executed or to be executed by Future in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Future.

         SECTION 4.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by Future and constitutes, and each other Agreement, instrument, or document executed or to be executed by Future in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Future and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Future, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 4.4. NON-CONTRAVENTION. The execution, delivery, and performance by Future of this Agreement and each other Agreement, instrument, or document executed or to be executed by Future in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the charter or bylaws or other governing instruments of Future, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, Agreement, or other instrument or obligation to which Future is a party or by which Future or any of its properties may be bound, (c) except as contemplated by this Agreement, result in the creation or imposition of any lien or other encumbrance upon the properties of Future, or
(d) violate any applicable law, rule or regulation binding upon Future.

         SECTION 4.5. APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Future in connection with the execution, delivery, or performance by Future of this Agreement and each other Agreement, instrument, or document executed or to be executed by Future in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than compliance with any applicable requirements of the Securities Act and any applicable state securities laws.

         SECTION 4.6. PENDING LITIGATION. There are no pending suits, actions, or other proceedings in which Future is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.7.   NOVEMBER 1997 AGREEMENT.   Future is in compliance in
all material respects with the terms and provisions of Articles X and XI of the November 1997 Agreement.

         SECTION 4.8. CLOSING SHARES. The Closing Shares have been duly authorized for such issuance and, when issued and delivered by Future in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. The issuance of the Closing Shares under this Agreement is not subject to any preemptive or similar rights.

         SECTION 4.9. SEC FILINGS. Except as otherwise disclosed to ECIC and EnCap LP, Future is current in its obligations to file all periodic reports and proxy statements with the Commission required to be filed under the Exchange Act. Future's Annual Report on Form-10KSB for the year ended December 31, 1997, Future's Form 8-K/A filed on February 27, 1998, and Future's Quarterly Report on Form-10QSB for the quarter ending March 31, 1998 (collectively, the "SEC DOCUMENTS") are all of the documents the Future was required to file with the Commission since January 1, 1998. As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Documents. The SEC Documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing. The audited Consolidated financial statements and unaudited Consolidated interim financial statements of Future included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto; present fairly in all material respects, in conformity with GAAP applied on a consistent basis, the Consolidated financial position of Future as of the dates thereof and its Consolidated results of operations and changes in financial position for the periods then ended

(subject to normal year-end adjustments in the case of the unaudited interim financial statements and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder); and are in all material respects in accordance with the books of account and records of Future and its subsidiaries. There are no material liabilities of Future (contingent or otherwise), other than as disclosed in the SEC Documents and the financial statements included therein and except as contemplated by the Senior Credit Facility.

                                   ARTICLE V

                    PREPAYMENTS OF THE AMENDED RENEWAL NOTES

         SECTION 5.1. OPTIONAL PREPAYMENTS. Future may, upon five business days' notice to the holders of the Amended Renewal Notes, from time to time and without premium or penalty prepay the Amended Renewal Notes, in whole or in part, so long as the aggregate amount of each partial prepayment of principal on the Amended Renewal Notes equals at least $100,000 or any higher integral multiple of $100,000. Each prepayment of principal under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. All principal and interest prepaid pursuant to this Section shall be in addition to, but not in lieu of, all payments otherwise required to be paid under the Note Documents at the time of such prepayment.

         SECTION 5.2. PREPAYMENTS ON THE SALE OF ASSETS. In the event that Future or any Subsidiary thereof sells, transfers or otherwise assigns any oil, gas or other mineral property to a third party for cash (in this Section, a "SUBJECT PROPERTY"), Future shall, no later than two business days after such sale, transfer or assignment is consummated, make a prepayment of the Future Renewal Notes in an amount equal to the Designated Amount. Each holder of a Amended Renewal Note shall be entitled to receive a pro rata share of the Designated Amount, which pro rata share shall be determined by dividing the then outstanding principal balance of such holder's Amended Renewal Note by the sum of the then outstanding principal balances of the Amended Renewal Notes.
As used in this Section, the following terms shall have the respective meanings assigned to them below:

                 "BORROWING BASE" shall have the meaning assigned to such term in Senior Credit Facility.

                 "DESIGNATED AMOUNT" shall be equal to A plus B, where "A" is equal to the PV-10 Value of the Subject Property minus the attendant reduction in the Borrowing Base under the Senior Credit Facility as a result of the sale or disposition of the Subject Property, and where "B" is equal to 20% of the Excess Proceeds.

                 "EXCESS PROCEEDS" shall mean, when used with respect to a Subject Property, the cash proceeds received by Future in connection with the sale, transfer or other disposition of such Subject Property minus the PV-10 Value of such Subject Property.

                 "PV-10 VALUE" shall mean, when used with respect to a Subject Property, the pre-federal income tax present value of projected net revenues attributable to the PDP Reserves assigned to the Subject Property in the most recent Engineering Report utilizing a 10% discount rate.

Any amounts so received by a holder of a Amended Renewal Note shall be applied first against any accrued but unpaid interest on such note and second against the outstanding principal amount of such note.

         SECTION 5.3. PREPAYMENTS UPON THE OCCURRENCE OF A LIQUIDITY EVENT. Upon receipt by Future of cash as a result of a Liquidity Event (as defined below), Future shall, no later than two business days thereafter, make a prepayment of the Amended Renewal Notes in an aggregate amount equal to 50% of the Net Proceeds. As used in this Section the following terms shall have the respective meanings assigned to them below:

                  "LIQUIDITY EVENT" shall mean a public or private offering by Future of equity or debt securities for cash (exclusive, however, of any offering of securities by Future in connection with any merger or consolidation of Future with another entity).

                 "NET PROCEEDS" shall mean the aggregate cash proceeds received by Future as a result of the Liquidity Event minus (a) the transaction costs incurred by Future in connection with such Liquidity Event and
         (b) that portion of the cash proceeds paid by Future to the Senior Lender under the terms of the Senior Credit Facility.

Each holder of a Amended Renewal Note shall be entitled to receive a pro rata share of any amount paid under this Section, which pro rata share shall be determined by dividing the then outstanding principal balance of such holder's Amended Renewal Note by the sum of the then outstanding principal balances of the Amended Renewal Notes. Any amounts so received by a holder of a Amended Renewal Note shall be applied first against any accrued but unpaid interest on such note and second against the outstanding principal amount of such note.


                                   ARTICLE VI

                        AFFIRMATIVE COVENANTS OF FUTURE

         To induce ECIC and EnCap LP to enter into this Agreement, Future warrants, covenants and agrees that until the full and final payment of the Obligations, unless ECIC and EnCap LP have previously otherwise agreed:

         SECTION 6.1. PAYMENT AND PERFORMANCE. Future will pay all amounts due under the Amended Renewal Notes in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in this Agreement. Future will cause each of its Subsidiaries to observe, perform and comply with every such term, covenant and condition.

         SECTION 6.2. BOOKS, FINANCIAL STATEMENTS AND REPORTS. Future and each of its Subsidiaries will at all times maintain full and accurate books of account and records. Future will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each of ECIC and EnCap LP at Future's expense:

         (a) As soon as available, and in any event within ninety-five (95) days after the end of each Fiscal Year, complete Consolidated financial statements of Future together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Future and acceptable to ECIC and EnCap LP, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

         (b) As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter, Future's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Future's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Future will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in a form reasonably acceptable to ECIC and EnCap LP signed by the chief financial officer of Future stating that such financial statements are accurate and complete (subject to normal year-end adjustments) and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Future to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Future with any securities exchange, the Commission or any similar governmental authority.

         (d) Annually within 115 days after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 1998, a report containing
(i) an estimation of the oil and gas reserves, classified by appropriate categories, as of the end of the preceding Fiscal Year attributable to the interest of the Future therein, (ii) a projection of the rate of production of and net income from such reserves with respect to such interest, (iii) a calculation of the present worth of such net income discounted at a rate of 10%, and (iv) a schedule or complete description of all assumptions, estimates and projections made or used in the preparation of such report. Each such report shall be prepared by an independent petroleum engineer acceptable to ECIC and EnCap LP in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on (1) prices used by Houston Energy Banks, as reported by Madison Energy Advisors, Inc., escalated at a rate not to exceed 3% per annum, (2) lease operating expenses and production taxes derived from and consistent with those actually incurred by Future, escalated at the same rate, if any, being applied to prices, and (3) such other assumptions as shall be reasonably acceptable to ECIC and EnCap LP.

         (e) Promptly, such other information with respect to the business and operations of Future and its Subsidiaries, as ECIC and EnCap LP may reasonably request.

         SECTION 6.3. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Future will promptly notify each of ECIC and EnCap LP in writing, stating that such notice is being given pursuant to this Agreement, of:

                 (a)  the occurrence of any Material Adverse Change,

                 (b)  the occurrence of any Default,

                 (c) the acceleration of the maturity of any indebtedness owed by Future or any Subsidiary thereof or of any default by any Future or any such Subsidiary under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

                 (d) any claim of $100,000 or more, any notice of potential liability under any environmental laws which might exceed such amount, or any other material adverse claim asserted against Future or any Subsidiary thereof or with respect to Future or any of such Subsidiary's properties, and

                 (e) the filing of any suit or proceeding against Future or any Subsidiary thereof in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Future and any Subsidiary thereof will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Future will also notify ECIC and EnCap LP in writing at least twenty business days prior to the date that Future or any Subsidiary thereof changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting ECIC and EnCap LP to prepare the same.

         SECTION 6.4. MAINTENANCE OF PROPERTIES. Future and each of its Subsidiaries will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         SECTION 6.5. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Future and each of its Subsidiaries will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not cause a Material Adverse Change.

         SECTION 6.6. PAYMENT OF TRADE LIABILITIES, TAXES, ETC. Future and each of its Subsidiaries will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) pay when due all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Future and each of its Subsidiaries may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         SECTION 6.7. INSURANCE. Future and each of its Subsidiaries will keep or cause to be kept insured by financially sound and reputable insurers its properties in such forms and amounts and against such risks as are customary for persons engaged in the same or similar business of owning and operating similar properties. Upon demand by ECIC and EnCap LP any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to ECIC and EnCap LP as its interests may appear and (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to ECIC and EnCap LP.

         SECTION 6.8. COMPLIANCE WITH AGREEMENTS AND LAW. Future and each of its Subsidiaries will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security Agreement, lease, franchise, Agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Future and each of its Subsidiaries will conduct its business and affairs in compliance with all laws applicable thereto.

         SECTION 6.9. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Future agrees to deliver and to cause each of its Subsidiaries to deliver, to further secure the Amended Renewal Notes whenever requested by ECIC and EnCap LP in their sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to them for the purpose of granting, confirming, and perfecting liens or security interests in any real or personal property now owned or hereafter acquired by Future and any such Subsidiary.

         SECTION 6.10. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Future will from time to time deliver, and will cause each of its Subsidiaries from time to time to deliver, to ECIC and EnCap LP any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Future or any such Subsidiary in form and substance satisfactory to ECIC and EnCap LP, which they request for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         SECTION 6.11. DESIGNATION OF AGENT FOR SALE. If either (a) the Amended Renewal Notes have not been paid in full within the two-year period commencing the Closing Date or (b) the PDP Reserves to Debt Ratio is less than
1.0 to 1.0 at any time after the Closing for a period of 180 consecutive days, Future agrees (i) that upon the written request of holders of the Amended Renewal Notes, it will retain a person designated by such holders for the express purpose of locating a buyer for all or substantially all of the assets of Future (which person shall be retained on terms generally customary in the industry for transactions of this type), (ii) that if a person is so designated, Future will cooperate and otherwise act in good faith in connection with the efforts of such person in locating a buyer and (iii) that if a prospective buyer or buyers are located, Future will consider in good faith any offer(s) tendered by them and, if a determination is made to accept any offer, to use its reasonable best efforts to obtain any necessary consent(s) of the Senior Lender or other third parties to any such sale.


                                  ARTICLE VII

                          NEGATIVE COVENANTS OF FUTURE

         To induce ECIC and EnCap LP to enter into this Agreement, Future warrants, covenants and agrees that until the full and final payment of the Obligations, unless ECIC and EnCap LP have previously otherwise agreed:

         SECTION 7.1. INDEBTEDNESS. Neither Future nor any Subsidiary thereof will in any manner owe or be liable for Indebtedness except:

         (a)     the Obligations;

         (b)     the Senior Credit Facility;

         (c) obligations under operating leases entered into in the ordinary course of Future's or its Subsidiaries' business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects;

         (d) Indebtedness owed by Future or any Subsidiary thereof which is subordinated to the Obligations upon terms and conditions satisfactory to ECIC and EnCap LP in their sole and absolute discretion;

         (e) purchase money Indebtedness in an aggregate principal amount not to exceed $200,000 at any time, provided that the original principal amount of any such Indebtedness shall not be in excess of the purchase price of the asset acquired thereby and such Indebtedness shall be secured only by the acquired asset;

         (f) Indebtedness in the principal amount of approximately $20,000 owed Bank One Texas on a workover rig; and

         (g) Indebtedness in the principal amount of approximately $20,000 owed Sam Henderson.

         SECTION 7.2. LIMITATION ON LIENS. Neither Future nor any Subsidiary thereof will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following:

         (a)     Liens which secure Obligations only;

         (b)     Liens which secure the Senior Credit Facility;.

         (c) Statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Indebtedness which is not delinquent or for which adequate reserves have been set aside.

         (d)     Liens securing Indebtedness described in Section 7.1(e).

         (e) Existing Lien in favor of Sam Henderson covering properties located in Wichita County, Texas.

         (f) Existing Lien in favor of Bank One Texas on the Indebtedness described in Section 7.1 (f).

         SECTION 7.3. LIMITATION ON MERGERS. Except as expressly provided in this Section and exclusive of the merger contemplated by the Merger Agreement, neither Future nor any Subsidiary thereof will merge or consolidate with or into any other business entity. Any

Subsidiary of Future may, however, be merged into or consolidated with either Future or another Subsidiary which is wholly-owned by Future, so long as Future or the Subsidiary wholly-owned by Future is the surviving business entity. Future will not issue any securities other than shares of its common stock or any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of Future will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Future. No Subsidiary of Future which is a partnership will allow any diminution of Future's interest (direct or indirect) therein.

         SECTION 7.4. LIMITATION ON SALES OF PROPERTY. Neither Future nor any Subsidiary thereof will sell, transfer, lease, exchange, alienate or dispose of any Collateral except, to the extent not otherwise forbidden under the Security Documents:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms; or

         (c) other property which is sold for fair consideration not in the aggregate in excess of $500,000 in any Fiscal Year (commencing with Fiscal Year
1998).

         SECTION 7.5. LIMITATION ON INVESTMENTS AND NEW BUSINESSES. Neither Future nor any Subsidiary thereof will make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which ordinary course of business includes the acquisition, directly or indirectly, of oil and gas properties), engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, make any acquisitions of or capital contributions to or other investments in any person, other than Permitted Investments, or make any significant acquisitions or investments in any properties other than oil and gas properties.

         SECTION 7.6. TRANSACTIONS WITH AFFILIATES. Neither Future nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with persons other than such Affiliates, provided that such restriction shall not apply to transactions among Future and its wholly-owned Subsidiaries.

         SECTION 7.7. RESTRICTED PAYMENTS. Future will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.1. EVENTS OF DEFAULT. Each of the following constitutes an "EVENT OF DEFAULT" for purposes of the Amended Renewal Notes and this
Agreement:

         (a) a default in the payment of principal of any Amended Renewal Note when and as the same shall become due and payable;

         (b) a default in the payment of any interest upon any Amended Renewal Note when such interest becomes due and payable and continuance of such default for a period of 5 business days;

         (c) a default in the performance or observation of any covenant, Agreement or condition contained in either Article VI or Article VII, which default is not remedied within 30 days after the earlier of (i) the day on which Future first obtains knowledge of such default or (ii) the day on which written notice thereof is given to Future by the holder of any Amended Renewal Note;

         (d) the PDP Reserves to Debt Ratio is less than 1.0 to 1.0, which default is not remedied within 30 days after the day on which written notice thereof is given to Future by the holder of any Amended Renewal Note;

         (e) any "default" or "event of default" occurs under any Note Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Note Document;

         (f) any representation or warranty previously, presently or hereafter made in writing by or on behalf of Future or any Subsidiary thereof in connection with this Agreement or any Note Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, which default is not remedied within 30 days after the earlier of (i) the day on which Future first obtains knowledge of such default or (ii) the day on which written notice thereof is given to Future by the holder of any Amended Renewal Note;

         (g) Future or any Subsidiary fails to duly observe, perform or comply with any Agreement with any person or any term or condition of any loan document relating to the Senior Credit Facility or any other Agreement or instrument, if such Agreement or instrument is materially significant to Future or such Subsidiary, and such failure is not remedied within the applicable period of grace (if any) provided in such Agreement or instrument;

         (h) Buyer or any Subsidiary thereof fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $100,000, or breaches or defaults in the performance of any Agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i)     Future or any Subsidiary thereof:

                 (i) suffers the entry against it of a judgment, decree or order for relief by a tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

                 (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                 (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                 (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance satisfactory to Sellers in their discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                 (v) suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

         (j)     Any Change in Control occurs; and

         (k)     Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (i)(i),
(i)(ii) or (i)(iii) of this section with respect to Future or a Subsidiary thereof, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Future and each such Subsidiary. Upon the occurrence of an Event of Default described in subsection (a) or subsection (b), any holder of a Amended Renewal Note may during its continuance, by written notice to Future declare the Amended Renewal Note held by it to be due and payable, whereupon such Amended Renewal Note shall forthwith mature and become due and payable. Upon the occurrence of any other Event of Default, the Majority of Noteholders may at any time during its continuance, declare all of the Amended Renewal Notes to be due and payable, whereupon all of the Amended Renewal Notes shall forthwith mature and become due and payable. As used in the immediately preceding sentence, the term "MAJORITY OF THE NOTEHOLDERS" shall mean those holder(s) of Amended Renewal Notes who hold 51% in aggregate principal amount of the Amended Renewal Notes at the time outstanding, exclusive of any Amended Renewal Notes held by Future or any Subsidiary.

         SECTION 8.2. REMEDIES. If any Default shall occur and be continuing, each Seller may protect and enforce its rights under the Note Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or Agreement contained in any Note Document, and each holder of a Amended Renewal Note may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon the holders of the Amended Renewal Notes under the Note Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Note Documents or at law or in equity.

                                   ARTICLE IX

                                    NOTICES

         All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

         If to ECIC or EnCap LP:   Energy Capital Investment Company PLC
                                   EnCap Equity 1994 Limited Partnership
                                   % EnCap Investments L.C.
                                   1100 Louisiana
                                   Suite 3150
                                   Houston, Texas  77002
                                   Attention: Gary R. Petersen or Colin Nisbeth
                                   Fax No.: 713-659-6130

         If to Future:             2351 West Northwest Highway, Suite 2130
                                   Dallas, Texas  75220
                                   Attention: Carl Price
                                   Fax No.: 214-350-8382

and shall be considered delivered on the date of receipt. Either Future or a holder of a Amended Renewal Note may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Article, at least ten (10) days prior to the effective date of such change of address.

                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.1.    WAIVER AND AMENDMENT.   No failure or delay (whether
by course of conduct or otherwise) by any holder of a Amended Renewal Note in exercising any right, power or remedy which such holder may have under any of the Note Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by such holder of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Note Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. This Agreement and the other Note Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof; without limiting the foregoing, the parties hereto agree that, upon consummation of the transactions contemplated hereby, the terms and provisions of Articles X, XI and XII of the November 1997 Purchase Agreement shall be deemed terminated and of no further effect whatsoever. No waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Note Documents shall be valid or effective against any party hereto unless the same is in writing and signed by such party.

         SECTION 10.2. JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 10.3. SURVIVAL OF AGREEMENTS. All of Future's various representations, warranties, covenants and agreements in the Note Documents shall survive the execution and delivery of this Agreement and the other Note Documents and the performance hereof and thereof, and shall further survive until all of the obligations are paid in full to the holders of the Amended Renewal Notes and all of such holders' obligations to Future are terminated.

         SECTION 10.4.    PAYMENT OF EXPENSES.

         (a) Future will promptly pay all reasonable costs and expenses incurred by or on behalf of the holders of the Amended Renewal Notes
(including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (i) the negotiation, preparation, execution and delivery of the Note Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the borrowing hereunder and other action reasonably required in the course of administration hereof, (iii) monitoring or confirming (or preparation or negotiation of any document related to) Future's compliance with any covenants or conditions contained in this Agreement or in any Note Document, and (iv) all reasonable costs and expenses incurred by or on behalf of a holder of a Amended Renewal Note (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Note Documents (including this section) or the defense of such holder's exercise of its rights thereunder.

         (b) Provided the transactions contemplated by the Agreement are consummated, Future will also promptly pay all reasonable costs and expenses of ECIC and EnCap LP (including attorneys' fees) in connection with the negotiation, preparation, execution and delivery of the Merger Agreement and any and all other documents or instruments relating thereto.

         SECTION 10.5. GOVERNING LAW. THE NOTE DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAW OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. FUTURE HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE NOTE DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW.

         SECTION 10.6. LIMITATION ON INTEREST. The holders of the Amended Renewal Notes, Future and any other parties to the Note Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Note Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Future nor any present or future guarantors, endorsers, or other persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Note Documents which may be in conflict or apparent conflict herewith. Each holder of a Amended Renewal Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If the maturity of any Obligation is accelerated for any reason, any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or any holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such holder's option, promptly returned to Future or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, each holder of an Obligation and Future (and any other payors thereof) shall to the greatest extent permitted under applicable law, characterize any non-principal payment as an expense, fee or premium rather than as interest, exclude voluntary prepayments and the effects thereof, and amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

         SECTION 10.7. SEVERABILITY. If any term or provision of any Note Document shall be determined to be illegal or unenforceable all other terms and provisions of the Note Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         SECTION 10.8. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         SECTION 10.9. WAIVER OF JURY TRIAL; PUNITIVE DAMAGES, ETC. EACH OF FUTURE, ECIC AND ENCAP LP HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT, THE OTHER NOTE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS

SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth above.


                                    FUTURE PETROLEUM CORPORATION, a
                                    Utah Corporation

                                    By: /s/ CARL PRICE
                                       ---------------------------------
                                    Name:  Carl Price
                                    Title: President



                                    ENERGY CAPITAL INVESTMENT
                                    COMPANY PLC

                                    By: /s/ GARY R. PETERSEN
                                       ---------------------------------
                                    Name:  Gary R. Petersen
                                    Title: Director


                                    ENCAP EQUITY 1994 LIMITED PARTNERSHIP

                                    By:  ENCAP INVESTMENTS L.C., General Partner

                                    By: /s/ GARY R. PETERSEN
                                       ---------------------------------
                                    Name:  Gary R. Petersen
                                    Title: Managing Director